Exhibit 99.1

BGC PARTNERS AND GFI GROUP REACH AGREEMENT

GFI BOARD SUPPORTS BGC’S $6.10 PER SHARE TENDER OFFER

GFI Board Recommends that GFI Stockholders Tender Their Shares to BGC

BGC to Appoint 6 out of 8 Directors on Expanded GFI Board

Stockholders Representing Almost 48% of GFI Common Shares Supported Tender Offer

BGC Extends Tender Offer Deadline to February 26, 2015; No Further Extensions Expected

GFI Stockholders Who Miss the February 26 Deadline May Have to Wait Until Restriction Lapses on January 30, 2016 for an Opportunity to Receive $6.10 per Share

NEW YORK, NY – February 20, 2015 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners” or “BGC”), a leading global brokerage company servicing the financial and real estate markets, and GFI Group Inc. (NYSE: GFIG) (“GFI Group” or “GFI”), a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets, today announced that they have entered into a tender offer support agreement in which GFI’s board of directors unanimously agreed to support BGC’s tender offer for all of the outstanding shares of GFI common stock at $6.10 per share in cash.

As part of the agreement, BGC shall designate six out of eight directors of the expanded GFI Board. Pursuant to this agreement, BGC has extended the deadline to February 26, 2015, in order to give all stockholders the opportunity to tender in this final extension. BGC exceeded its 45% requirement with nearly 48% of shares tendered, and because it wants to make closing even more certain, BGC reduced the minimum tender condition to 43%.

Because it will be a controlled company, GFI is expected to operate as a division of BGC, reporting into Shaun Lynn, President of BGC, and its financial results are expected to be consolidated as part of BGC. Going forward, BGC and GFI are expected to remain separately branded divisions. GFI’s current Executive Chairman, Michael Gooch, and its current Chief Executive Officer, Colin Heffron, are expected to remain executives of GFI and members of its board of directors.

Howard Lutnick, Chairman and Chief Executive Officer of BGC, said: “We are thrilled to welcome the world class people from GFI into the BGC family. We have an extraordinary opportunity ahead to grow with BGC’s strong financial position coupled with both companies’ extraordinarily talented brokers and market leading technology. We look forward to delivering strong earnings and cash flow growth to our shareholders going forward.”

Shaun Lynn, President of BGC, said: “We are very happy to have reached an amicable conclusion to this long process. We look forward to working with the management team and brokers of GFI as we build what we hope will be the largest and most profitable global wholesale brokerage company. Our transaction will provide substantial benefits to GFI’s customers, counterparties, brokers, and other employees, all of whom will benefit from GFI being part of a larger, faster growing, and more diversified investment grade company. We believe that BGC’s employees, customers, shareholders, and bondholders will similarly benefit from the combination of these two great organizations.”

Mickey Gooch, Executive Chairman of GFI, added: “We are excited to bring these two great companies together. I look forward to building upon our success to create an extraordinary partnership.”

Colin Heffron, Chief Executive Officer of GFI, said: “I believe GFI’s leading technology and advanced global market position will enhance the services provided to customers of our combined business. More importantly, we look forward to working together as a separately branded division to continue providing market-leading intermediary services and trading technologies.”

BGC is pleased that the board of GFI has acknowledged the compelling value of its $6.10 per share all-cash offer. By recommending that GFI stockholders tender their shares to BGC, GFI’s directors have recognized that BGC’s offer is the best way to maximize shareholder value. BGC has now satisfied all conditions required to complete the proposed transaction, and is prepared to move quickly to close its fully-financed offer. BGC urges GFI stockholders to tender or keep their shares tendered to ensure that they receive the value to which they are entitled. BGC does not expect any further extensions.

Terms of the Agreement

Under the terms of the tender offer agreement, GFI’s board recommends that GFI stockholders tender their shares into BGC’s existing offer for $6.10 per share in cash. In addition, BGC will appoint 6 members to GFI’s expanded 8 person board. At least three of these new board members are expected to be independent directors nominated by BGC.

In connection with the agreement, Messrs. Gooch and Heffron will continue to have management responsibilities at GFI and will enter into employment agreements and receive retention and non-competition bonuses based on certain non-GAAP financial results for GFI. These non-GAAP results are expected to be based on BGC’s existing definition of distributable earnings.1 Messrs. Gooch and Heffron are also expected to sign restrictive covenants including non-competition, non-solicitation and non-hire provisions. Under the terms of the deal, GFI has made various representations and warranties to BGC and agreed to various covenants.

Following the close of the tender offer on the proposed terms, GFI employees with RSUs are expected to receive $6.10 per RSU based on their pre-existing vesting schedules.

[1]	See the sections of BGC’s most recent financial results press release entitled “Distributable Earnings Defined,” “Differences Between Consolidated Results for Distributable Earnings and GAAP,” “Reconciliation of Revenues Under GAAP And Distributable Earnings,” and “Reconciliation of GAAP Income (loss) to Distributable Earnings” for a complete and updated definition of these non-GAAP terms and how, when and why management uses them, as well as for the differences between results under GAAP and distributable earnings for the periods discussed in this document.

New Offer Deadline

The expiration date for the tender offer is now 5:00 PM ET time on February 26, 2015. As of 5:00 PM ET on February 19, 2015, approximately 43.3 million shares were tendered pursuant to the offer. The 43.3 million tendered shares, together with the 17.1 million shares of GFI common stock already owned by BGC, represent approximately 47.5% of GFI’s outstanding shares.

Certain shareholders of GFI who entered into a support agreement with the CME in connection with the previously terminated transaction, including Jersey Partners Inc., GFI’s largest stockholder, and certain members of GFI’s management team and their respective affiliates, are not expected to tender their shares at this time. However, the agreement provides for a mechanism whereby BGC will acquire their shares upon the earlier of the cessation of the restrictions under the CME support agreement or one year from the closing date of the tender offer agreement for $6.10 in cash and BGC common stock, based on BGC’s current stock price. Any other GFI stockholders that do not tender by the offer deadline may not have an opportunity to receive the $6.10 per share in cash until the restriction lapses (currently on or about January 30, 2016.)

Stockholders with questions about how to tender their shares may call Innisfree M&A Incorporated, BGC’s Information Agent, toll-free at (888) 750-5884.

BGC’s financial advisor and dealer manager for the tender offer is Cantor Fitzgerald & Co. and its legal advisor is Wachtell, Lipton, Rosen & Katz.

Jefferies LLC is acting as financial advisor to GFI Group and Willkie Farr & Gallagher LLP is acting as legal advisor to GFI Group. Greenhill & Co. is acting as financial advisor to the Special Committee of GFI’s Board of Directors and White & Case LLP is acting as the Special Committee’s legal advisor.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. Products include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commercial real estate, commodities, futures, and structured products. BGC also provides a wide range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Through its BGC Trader and BGC Market Data brands, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. Through the Newmark Grubb Knight Frank brand, BGC offers a wide range of commercial real estate services including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, and property and facilities management. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15,

2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com.

BGC, BGC Trader, Newmark, Grubb & Ellis, and Grubb are trademarks and service marks of BGC Partners, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited.

Important Additional Information

This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of GFI Group Inc. (“GFI”) or any other securities. BGC Partners, Inc. and its subsidiary BGC Partners, L.P. have commenced a tender offer for all outstanding shares of common stock of GFI and have filed with the Securities and Exchange Commission (“SEC”) a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents). These documents, as they may be amended from time to time, contain important information, including the terms and conditions of the tender offer, and stockholders of GFI are advised to carefully read these documents before making any decision with respect to the tender offer. Investors and security holders may obtain a free copy of documents filed with respect to the tender offer at the SEC’s website at www.sec.gov. These materials are also available to GFI Group security holders at no expense to them at http://ir.bgcpartners.com or by calling BGC Partners’ information agent, Innisfree M&A Incorporated, toll-free at (888) 750-5884.

About GFI Group Inc.

GFI Group Inc. (NYSE: GFIG) is a leading intermediary in the global OTC and Listed markets offering an array of sophisticated trading technologies and products to a broad range of financial market participants. More than 2,500 institutional clients benefit from GFI’s know-how and experience in operating electronic and hybrid markets for cash and derivative products across multiple asset classes, including fixed income, interest rates, foreign exchange, equities, energy and commodities. GFI’s brands include Trayport®, a leading provider of trading solutions for energy markets worldwide and FENICS ®, a market leader in FX options software.

Founded in 1987 and headquartered in New York, GFI employs over 2,000 people globally, with additional offices in London, Paris, Brussels, Nyon, Dublin, Madrid, Sugar Land (TX), Hong Kong, Tel Aviv, Dubai, Manila, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima and Mexico City.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this document regarding BGC Partners’ business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in BGC’s public filings, including BGC’s most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings.

Cautionary Statement Regarding Forward-Looking Statements by GFI Group

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: whether any potential sale of, or other strategic transaction by or related to GFI will be consummated and, if so, the timing and terms of any such transaction, including any possible sale price; economic, political and market factors affecting trading volumes; securities prices or demand for GFI’s brokerage services; competition from current and new competitors; GFI’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; GFI’s ability to identify and develop new products and markets; changes in laws and regulations governing GFI’s business and operations or permissible activities; GFI’s ability to manage its international operations; financial difficulties experienced by GFI’s customers or key participants in the markets in which GFI focuses its brokerage services; GFI’s ability to keep up with technological changes; uncertainties relating to litigation and GFI’s ability to assess and integrate acquisition prospects. Further information about factors that could affect GFI’s financial and other results is included in GFI’s filings with the Securities and Exchange Commission. GFI does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise

BGC Media Contacts:

George Sard / Bryan Locke / Bob Rendine - Sard Verbinnen & Co

+1-212-687-8080

Hannah Sloane - BGC

+1 212-294-7938

BGC Investor Contact:

Jason McGruder - BGC

+1 212-829-4988

GFI Media Contact:

Patricia Gutierrez - GFI

+ 1 212-968-2964

GFI Investor Contact:

Mark Brazier - GFI

+1 212-968-6905